UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2019, the board of directors (the “Board”) of Lakeland Industries, Inc. (the "Company”), as well as the Compensation Committee of the Board (the “Committee”), jointly adopted the Lakeland Industries, Inc. Long-Term Incentive Plan (the “LTIP”). Officers, other employees, and directors of the Company are eligible to participate in the LTIP. The LTIP is administered by the Committee or the full Board with respect to non-employee directors of the Company.

The LTIP is intended to enable the Company (a) to recruit and retain highly qualified executives, other employees and directors who are responsible for moving the business of the Company forward, (b) align the interests of the Company’s executives and directors with the interests of the Company’s stockholders by creating a direct link between compensation and the Company’s performance, and (c) incentivize executives, other employees and directors of the Company to contribute to the long-term success of the Company. Awards of restricted stock under the LTIP will be determined based upon target percentages given to the following five (5) performance conditions: Revenue Growth, EBITDA Margin, Free Cash Flow, Retention and Board Discretion. These target percentages will be applied against a base bonus amount (the “Base Bonus Amount”). The Base Bonus Amount will be equal to a percentage of the participant’s base salary in effect at the commencement of the performance period (or a set amount in the case of non-employee directors). The Committee may, at the time of grant, adjust the percentage of base salary utilized to determine Base Bonus Amount for any participant as it deems appropriate. Awards of restricted stock under the LTIP will vest on the last day of a three (3) year performance period based on vesting percentages assigned to each performance condition and continued employment with the Company. All LTIP awards will be granted under, and will be subject to the terms and conditions of, the Lakeland Industries, Inc. 2017 Equity Incentive Plan. Recipients of awards who meet specified share ownership requirements may, subject to certain conditions, elect to be paid in cash in lieu of restricted stock.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Lakeland Industries, Inc. Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: November 22, 2019	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lakeland Industries, Inc. Long-Term Incentive Plan